As filed with the Securities and Exchange Commission on March 21, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cellebrite DI Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

94 Shlomo Shmelzer Road Petah Tikva 4970602, Israel	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Cellebrite DI Ltd.
2021 Share Incentive Plan

Cellebrite DI Ltd.
2021 Employee Share Purchase Plan
(Full title of the plan)

Cellebrite, Inc.
795 Franklin Ave #4
Franklin Lakes, New Jersey 07417
(Name and address of agent for service)

(201) 848-8552
(Telephone number, including area code, of agent for service)

Copies to:

Colin J. Diamond Paul Hastings LLP 200 Park Avenue New York, New York 10166 Tel: (212) 318-6068	David S. Glatt Elad Ziv Meitar | Law Offices 16 Abba Hillel Road Ramat Gan, 5250608, Israel Tel: +972 (3) 610-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Cellebrite DI Ltd. (the “Registrant” or the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register (i) 9,578,572 additional ordinary shares, par value NIS 0.00001 per share (“Ordinary Shares”), of the Registrant reserved for issuance under the Cellebrite DI Ltd. 2021 Share Incentive Plan (the “2021 Plan”) resulting from automatic annual increases as of January 1, 2023 and January 1, 2024 and (ii) 1,154,677 additional Ordinary Shares reserved for issuance under the Cellebrite DI Ltd. 2021 Employee Share Purchase Plan (the “ESPP”) resulting from automatic annual increases as of January 1, 2023 and January 1, 2024. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the SEC on November 8, 2021 (File No. 333-260878).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

●	the Company’s annual report on Form 20-F (File No. 001-40772) for the fiscal year ended December 31, 2023, filed with the SEC on March 21, 2024 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

●	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by the Company, including the Company’s reports on Form 6-K and amendments to Form 6-K, filed with the SEC on February 15, 2024 and March 6, 2024; and

●	the description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on August 30, 2021, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K furnished by the Company to the SEC, in each case, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Documents
4.1	Amended and Restated Articles of Cellebrite DI Ltd. (as currently in effect) incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F (File No. 001-40772) filed with the SEC on April 27, 2023.
4.2	Specimen Ordinary Share Certificate of Cellebrite DI Ltd., incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.
4.3	Cellebrite DI Ltd. 2021 Share Incentive Plan, incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.
4.4	Cellebrite DI Ltd. 2021 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form F-4 (File No. 333-256177), as amended, filed with the SEC on May 17, 2021.
5.1	Opinion of Meitar | Law Offices with respect to the legality of the Ordinary Shares.
23.1	Consent of Somekh Chaikin, a member firm of KPMG International.
23.2	Consent of Korst Forer Gabbay & Kasierer, a member of EY Global.
23.3	Consent of Meitar | Law Offices (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement).
107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petah Tikva, State of Israel, on the 21st day of March, 2024.

CELLEBRITE DI LTD.

By:	/s/ Yossi Carmil
Name:	Yossi Carmil
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Yossi Carmil and Dana Gerner, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and all post-effective amendments thereto, of Cellebrite DI Ltd., and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Yossi Carmil	Chief Executive Officer and Director	March 21, 2024
Yossi Carmil	(Principal Executive Officer)

/s/ Dana Gerner	Chief Financial Officer	March 21, 2024
Dana Gerner	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas E. Hogan	Chairman	March 21, 2024
Thomas E. Hogan

/s/ Nadine Baudot-Trajtenberg	Director	March 21, 2024
Nadine Baudot-Trajtenberg

/s/ Adam Clammer	Director	March 21, 2024
Adam Clammer

/s/ Yonatan Domnitz	Director	March 21, 2024
Yonatan Domnitz

/s/ Dafna Gruber	Director	March 21, 2024
Dafna Gruber

/s/ Elly Keinan	Director	March 21, 2024
Elly Keinan

/s/ Ryusuke Utsumi	Director	March 21, 2024
Ryusuke Utsumi

/s/ Brandon Van Buren	Director	March 21, 2024
Brandon Van Buren

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Cellebrite DI Ltd. has signed this registration statement on March 21, 2024.

CELLEBRITE, INC.

By:	/s/ Yossi Carmil
Name:	Yossi Carmil
Title:	Director

II-4